UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 25, 2013
(Date of earliest event reported)

Warren Resources, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-33275	11-3024080
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1114 Avenue of the Americas, 34th Floor, New York, New York 10036

(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code: (212) 697-9660

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 25, 2013, Mr. David E. Fleming, Senior Vice President, General Counsel and Corporate Secretary of Warren Resources, Inc. (the “Company”) departed from the Company and will pursue other opportunities.

Pursuant to Mr. Fleming’s Employment Agreement dated as of  July 15, 2013 (the “Employment Agreement”), subject to his execution of a General Release in a form acceptable to the Company, he  is entitled to:

•                                          A severance payment equal to nine (9) months of his annual salary, which amounts to $246,916;

•                                          COBRA continuation coverage paid in full by the Company for nine (9) months following the date of separation of employment.

•                                          Accelerated prorated vesting of his unvested equity-based awards that vest based solely on continued employment or service with the Company, which amount is 20,840 shares of restricted stock and 25,000 stock options exercisable at $2.75 per share; and

•                                          An extension of the time period during which he may exercise his then outstanding stock options, to the extent vested on the date of separation (taking into account the accelerated prorated vesting), until the earlier of (A) ninety (90) days from the date of separation, but excluding any stock trading blackout days, and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 26, 2013
WARREN RESOURCES, INC.
(Registrant)

	By:	/s/ Stewart P. Skelly
Stewart P. Skelly
Vice President and Chief Financial Officer